Exhibit 28 (a)(1) under Form N-1A

Exhibit 3 i under Item 601/Reg. S-K

STATE of DELAWARE

CERTIFICATE of TRUST

This Certificate of Trust of Federated MDT Equity Trust (“Trust”) is being duly executed and filed in accordance with the provisions of the Delaware Statutory Trust Act (Title 12 of the Delaware Code, Section 3801 et seq.) and sets forth the following:

First: The name of the Trust is: Federated MDT Equity Trust

Second: The name and address of the Registered Agent in the State of Delaware is:

Corporation Service Company

251 Little Falls Drive

Wilmington, DE 19808

Third:	The Trust is or will become, prior to or within 180 days following the first issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended. (15 U.S.C. §§ 80-a-1 et seq.).
Fourth:	Notice is hereby given that the Trust shall consist of one or more series. Pursuant to Section 3804 of the Act, the debts, liabilities, obligations , costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.
Fifth:	This Certificate shall be effective upon the filing with and acceptance by the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Trustees named below do hereby execute this Certificate of Trust as of the 12th day of July, 2017.

By:

/s/ John T. Collins John T. Collins	/s/ J. Christopher Donahue J. Christopher Donahue
/s/ John B. Fisher John B. Fisher	/s/ G. Thomas Hough G. Thomas Hough
/s/ Maureen Lally-Green Maureen Lally-Green	/s/ Peter E. Madden Peter E. Madden
/s/ Charles F. Mansfield, Jr. Charles F. Mansfield, Jr.	/s/ Thomas M. O’Neill Thomas M. O’Neill
/s/ P. Jerome Richey P. Jerome Richey	/s/ John S. Walsh John S. Walsh

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1. Name of Statutory Trust: Federated MDT Equity Trust

2.       The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

“FIRST: The name of the Trust is: Federated Adviser Series.”

3.       This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 15th day of August, 2018.

/s/ John T. Collins	/s/ Charles F. Mansfield, Jr.
John T. Collins, Trustee	Charles F. Mansfield, Jr., Trustee

/s/ J. Christopher Donahue	/s/ Thomas M. O’Neill
J. Christopher Donahue, Trustee	Thomas M. O’Neill, Trustee

/s/ John B. Fisher	/s/ P. Jerome Richey
John B. Fisher, Trustee	P. Jerome Richey, Trustee

/s/ G. Thomas Hough	/s/ John S. Walsh
G. Thomas Hough, Trustee	John S. Walsh, Trustee

/s/ Maureen Lally-Green
Maureen Lally-Green, Trustee

STATE OF DELAWARE CERTIFICATE OF SECOND AMENDMENT

CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Second Amendment:

1.	Name of Statutory Trust: Federated Adviser Series

2.	The Certificate of Amendment to the Certificate of Trust is hereby amended as follows: “FIRST: The name of the Trust is: Federated Hermes Adviser Series.”
3.	This Certificate of Second Amendment shall be effective on June 26, 2020.

WITNESS the due execution 24th hereof this of June, 2020

FEDERATED ADVISER SERIES

/s/ J. Christopher Donahue, Trustee

J. Christopher Donahue, Trustee